UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 7, 2008 (October 1, 2008)

International Textile Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23938	33-0596831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

804 Green Valley Road, Suite 300, Greensboro, North Carolina	27408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 379-6220

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On October 1, 2008, International Textile Group, Inc. (the “Company”), General Electric Capital Corporation (“GE”), as agent and a lender, and the other signatories thereto, entered into Amendment No. 13 (the “Credit Agreement Amendment”) to the Company’s $165.0 million credit agreement dated December 29, 2006 (the “Credit Agreement”). Pursuant to the Credit Agreement Amendment, as of October 1, 2008, the aggregate amount available under the Credit Agreement was reduced from $165.0 million to $129.0 million. Also as of October 1, 2008, the interest rate margin applicable to loans made under the Credit Agreement was increased to 2.75% in excess of the LIBOR rate or 1.75% in excess of the prime rate, as selected by the Company. The Credit Agreement Amendment also modified certain provisions of the borrowing base to increase the maximum amount of insured eligible accounts receivable that are permitted.

The Credit Agreement Amendment also provided for certain modifications to the Credit Agreement as they relate to the Company’s availability and average adjusted availability requirements thereunder (each as defined in the Credit Agreement). The Credit Agreement Amendment reduced the availability level at which the Company first becomes required to comply with a fixed charge coverage ratio and increased the frequency at which the Company is required to deliver borrowing base certificates when borrowing availability falls below a certain minimum average availability. The Credit Agreement Amendment also reduced the average availability that is required prior to making certain inter-company loans and investments.

In addition, in connection with the Credit Agreement Amendment, on October 1, 2008, WLR Recovery Fund III, LP, WLR Recovery Fund IV, LP (together, the “Investors”), the Company and GE entered into the Amended and Restated Support Agreement (the “Support Agreement”) which amended and restated that certain support agreement entered into in April 2008 in connection with the Company’s previously disclosed refinancing and internal corporate realignment. Pursuant to the Support Agreement, the Investors have committed to provide additional capital to the Company in an amount up to $15.0 million upon the occurrence of certain events relating to availability levels under the Credit Agreement. The additional capital is permitted to be in the form of either a capital contribution or loan to the Company. Each of the Investors is an affiliate of Wilbur L. Ross, Jr., chairman of the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Neil W. Koonce
Name:	Neil W. Koonce
Title:	Vice President and General Counsel

Date: October 7, 2008

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